Exhibit (a)(3)

Notice of Guaranteed Delivery
for Tender of Shares of Class A Common Stock
of
ION MEDIA NETWORKS, INC
at
$1.46 Net Per Share
to
CIG MEDIA LLC,
an affiliate of

CITADEL WELLINGTON LLC
CITADEL KENSINGTON GLOBAL STRATEGIES FUND LTD.
CITADEL LIMITED PARTNERSHIP
CITADEL INVESTMENT GROUP, L.L.C.
KENNETH GRIFFIN

THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, AT THE END OF FRIDAY, JUNE 1, 2007, UNLESS THE OFFER IS EXTENDED.

(Not to be used for Signature Guarantees)

This Notice of Guaranteed Delivery, or a form substantially equivalent to this form, must be used to accept the Offer (as defined below) (i) if certificates evidencing shares of Class A common stock, par value $0.001 per share (the ‘‘Shares’’), of ION Media Networks, Inc., a Delaware corporation (the ‘‘Company’’), are not immediately available, (ii) if share certificates and all other required documents cannot be delivered to The Bank of New York (the ‘‘Depositary’’) or (iii) if the procedure for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach the Depositary on or prior to the Expiration Date (as defined in the Offer to Purchase, dated May 4, 2007 (the ‘‘Offer to Purchase’’)). This Notice of Guaranteed Delivery may be delivered by hand or facsimile transmission or mailed to the Depositary and must include a guarantee by an Eligible Institution (as defined in the Offer to Purchase) in the form set forth herein. See Section 3 of the Offer to Purchase.

The Depositary For The Offer Is:

THE BANK OF NEW YORK

By Mail: The Bank of New York ION Media Networks, Inc. P.O. Box 859208 Braintree, MA 02185-9208	By Facsimile Transmission: (For Eligible Institutions Only) 781-930-4939	By Overnight Courier: The Bank of New York ION Media Networks, Inc. 161 Bay State Drive Braintree, MA 02184
To Confirm Facsimile Only: 781-930-4900
By Hand: The Bank of New York Reorganization Services 101 Barclays Street Receive and Deliver Window Street Level New York, NY 10286

Delivery of this notice of guaranteed delivery to an address other than as set forth above or transmission of instructions via facsimile transmission to a number other than as listed above does not constitute a valid delivery to the depositary.

This notice of guaranteed delivery is not to be used to guarantee signatures. If a signature on a letter of transmittal is required to be guaranteed by an ‘‘eligible institution’’ under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the letter of transmittal.

Ladies and Gentlemen:

The undersigned hereby tenders to CIG Media LLC, a Delaware limited liability company (including any successor thereto, ‘‘Purchaser’’), upon the terms and subject to the conditions set forth in the Offer to Purchase, dated May 4, 2007, and the related Letter of Transmittal (which together, as amended, supplemented or otherwise modified from time to time, constitute the ‘‘Offer’’), receipt of which is hereby acknowledged, the number of Shares specified below pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase. Purchaser is owned by Citadel Wellington LLC and Citadel Kensington Global Strategies Fund Ltd. Citadel Limited Partnership (‘‘CLP’’) is the non-member manager of Purchaser, and, in such capacity, makes all of the investment decisions for Purchaser. Citadel Investment Group, L.L.C. (‘‘CIG’’) is the general partner of CLP. Kenneth Griffin is the President and Chief Executive Officer of CIG and owns a controlling interest in CIG.

Number of Shares:   ______________________________________________________________________

____________________________________________________________________________________

Certificate Nos. (if available):   ______________________________________________________________

Check box if Shares will be tendered by book-entry transfer:

Account Number:   ______________________________________________________________________

Dated:   ________________________________________________________________________, 200____

Name(s) of Record Holder(s):   ______________________________________________________________

____________________________________________________________________________________

____________________________________________________________________________________

(Please Print)

Address(es):   __________________________________________________________________________

____________________________________________________________________________________

____________________________________________________________________________________

____________________________________________________________________________________

                                                                                                                                                                           (Zip Code)

Area Code and Tel. No.:   __________________________________________________________________

____________________________________________________________________________________

Signature(s):   __________________________________________________________________________

____________________________________________________________________________________

GUARANTEE
(NOT TO BE USED FOR SIGNATURE GUARANTEES)

The undersigned, a firm which is a bank, broker, dealer, credit union, savings association or other entity that is a participant in the Security Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Guarantee Program or the Stock Exchange Medallion Program or any other ‘‘eligible guarantor institution’’ (as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended), guarantees (a) that the above named person(s) own(s) the Shares tendered hereby within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, as amended, (b) that such tender of Shares complies with Rule 14e-4 and (c) delivery to the Depositary of the Shares tendered hereby, in proper form of transfer, or a Book-Entry Confirmation (as defined in the Offer to Purchase), together with a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile thereof) with any required signature guarantees, or an Agent’s Message (as defined in the Offer to Purchase) in the case of a book-entry delivery, and any other required documents, within three American Stock Exchange trading days after the date hereof.

The Eligible Institution that completes this form must communicate the guarantees to the Depositary and must deliver the Letter of Transmittal and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

Name of Firm:  __________________________________________________________________________

                              __________________________________________________________________________

Address:   ______________________________________________________________________________

                   ______________________________________________________________________________

Zip Code

Area Code and Tel. No.:  __________________________________________________________________

______________________________________________________________________________________

______________________________________________________________________________________

Authorized Signature

Name:  ________________________________________________________________________________

(Please Print)

Title:  ________________________________________________________________________________

Dated:  ________________________________________________________________________ , 200____

NOTE:	DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE. CERTIFICATES SHOULD BE SENT ONLY WITH YOUR LETTER OF TRANSMITTAL.